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                                 EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tele-Communications, Inc. of our report dated February 4, 1994 relating to the consolidated financial statements of TeleCable Corporation and subsidiaries, which appears on page 12 of the TCI
Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Norfolk, Virginia
February 2, 1996